UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2020

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ALBEMARLE CORPORATION
(Exact name of Registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (980) 299-5700
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On April 20, 2020, the Board of Directors (the “Board”) of Albemarle Corporation (the “Company” or “Albemarle”) appointed J. Kent Masters, Jr., age 59, as Chairman, President and Chief Executive Officer of the Company, effective immediately. As of the commencement of Mr. Master’s employment, Luther C. Kissam IV will no longer serve as Chairman, President and Chief Executive Officer of the Company, but will continue to serve in an advisory capacity as an employee of the Company until his retirement in June 2020. Mr. Kissam will fulfill the remainder of his current term as a member of the Board and will stand for re-election to the Board at the Company’s upcoming annual meeting on May 5, 2020.

In addition, on April 20, 2020, the independent members of the Board elected James J. O'Brien to serve as Lead Independent Director and Mr. Masters stepped down from his roles as Lead Independent Director and as a member of the Executive Compensation Committee.

Mr. Masters brings to the Company significant global business experience with specialty chemical and engineering companies, strong leadership skills and chief executive officer experience, deep knowledge of the Company’s history and strategy, and commitment to the Albemarle core values. Mr. Masters has served as a member of the Company’s Board since 2015 and as Lead Independent Director since 2018. During that period, he also served as a member of the Board’s Executive Compensation and Capital Investment committees. Mr. Masters joined the Albemarle Board as part of the Rockwood Holdings Inc. (“Rockwood”) acquisition, where he had previously served as a non-employee member of the Rockwood Board of Directors since 2007. From 2016 to 2019, Mr. Masters served as Operating Partner of Advent International, an international private equity group. From 2011 to 2015, Mr. Masters served as Chief Executive Officer and member of the Board of Directors of Foster Wheeler AG, a global engineering and construction contractor and power equipment supplier. From 2006 to 2011, he served as a Member of the Executive Board of Linde AG, a global leader in manufacturing and sales of industrial gases, with responsibility for the Americas, Africa, and the South Pacific. From 1991 to 2006, Mr. Masters held roles of increasing responsibility with the BOC Group, which was acquired by Linde AG in 2006, including as Chief Executive of Industrial and Specialty Products, President of Gas Solutions for Americas, and President of BOC Process Plants, among other roles. Mr. Masters currently serves on the Board of Directors of Prince International Corp., a private producer of engineered additives, since 2019. Mr. Masters formerly served on the Board of Directors of QSuper Holdings, Inc., a private environmental services company, from 2016 to 2018, and Amec Foster Wheeler plc, from 2015 to 2017. Mr. Masters received his Masters of Business Administration, Finance, from New York University and Bachelor of Science in Chemical Engineering from Georgia Institute of Technology.

In connection with Mr. Master’s appointment, the Executive Compensation Committee of the Board approved the terms of an Executive Employment Agreement (the “Agreement”) for Mr. Masters. The material terms and conditions of the Agreement, which was accepted and agreed to by Mr. Masters on April 20, 2020, are summarized below:

•	Agreement term from April 20, 2020 to December 31, 2023, which term the parties may mutually agree to extend, in one-year increments, or shorten, if a successor is appointed;

•	Annual base salary rate of $1,000,000, pro-rated for the remainder of 2020;

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Eligibility to participate in the Company’s annual incentive plan (“AIP”), with a 2020 earning opportunity targeted at 125% of annual base salary for achieving target performance levels for company and individual performance combined. The performance factor achievement can range from 0% to 200% for each of the company and individual components depending on actual performance against objectives for the annual program. AIP awards will be subject to the terms and conditions of the Albemarle Corporation 2017 Incentive Plan or any applicable successor plan (the “Plan”);

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One-time 2020 equity award of restricted stock units (“RSUs”) with a value equal to $3.5M, based on the closing price on May 8, 2020, the first trading day after the Company’s quarterly blackout period ends after

Mr. Master’s start date. The award is scheduled to vest on April 19, 2023, unless earlier vesting occurs upon (i) the appointment of a new CEO (other than in connection with a termination of Mr. Master’s employment for cause) or (ii) a change-in-control and Mr. Masters is terminated without cause or he resigns for good reason, and will be subject to the terms of the Plan and applicable award agreement;

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Eligibility to participate in the Company’s long-term incentive plan (“LTIP”), subject to the Company approving a long-term incentive (“LTI”) program for each year. Subject to any changes the Company determines to make to the LTI program for each year, the LTI grants are expected to consist of a combination of performance share units (“PSUs”) which shall make up 50% of the total LTI grant, RSUs which shall make up 25% of the total LTI grant, and stock options (“Options”) which shall make up the remaining 25% of the total LTI grant. Provided that Mr. Masters remains employed by the Company through December 31, 2023, he will become fully vested in his LTI grants on that date; notwithstanding the preceding, however, to the extent the Company appoints a new CEO prior to December 31, 2023, (i) other than in connection with the termination of Mr. Master’s employment for cause, or (ii) upon a change-in-control and Mr. Masters is terminated without cause or he resigns for good reason, then Mr. Master’s outstanding LTI award grants shall vest as of the date of such appointment; provided further, however, the accelerated vesting of the LTI award grants shall not change the exercisability, earning, or payment dates of the LTI award grants, which shall remain as set forth in the applicable award agreement. LTI awards will be subject to the terms and conditions of the Plan and applicable award agreements;

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Severance benefits for termination without cause and outside of a change-in-control event period, including accrued salary and vacation pay through the termination date, benefits and awards earned but not yet paid, severance of 1.5x annual salary and target AIP (if release signed), and outplacement services for one year (up to $12,500), provided the severance and outplacement services do not apply if Mr. Master’s termination occurs upon the expiration of the term of employment;

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Eligibility to participate in the Company’s standard benefit programs for executives, including 401(k), executive deferred compensation program, financial planning, relocation, annual executive physical, and health & welfare plans (plus 25 days of vacation per year, with 2020 vacation pro-rated based on Mr. Master’s start date); and

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Other customary executive provisions, including confidentiality and intellectual property protection; post-employment restrictions, for two years, including non-compete, employee non-solicitation, customer non-solicitation, non-interference with customer, supplier, vendor and distributor relationships; and tax-favorable treatment of compensation (409A, 280G).

In addition, the Executive Compensation Committee of the Board approved the terms of a Severance Compensation Agreement for Mr. Masters, which was also accepted and agreed to by Mr. Masters on April 20, 2020. In the event Mr. Masters is terminated within two years of a change-in-control (by the Company without cause or by Mr. Masters for good reason), he will be eligible for accrued salary and vacation plus 2x annual salary and target bonus, the prior year’s unpaid bonus (if any) plus pro-rata AIP at target for the year of termination, Company paid COBRA benefits for 18 months, immediate vesting of all Albemarle Corporation Executive Deferred Compensation Plan benefits, and up to $25,000 for each of outplacement services and financial counseling. These change-in-control termination benefits will be reduced as necessary to avoid excise parachute payments tax.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description
99.1	Albemarle Press Release, dated April 20, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: April 20, 2020	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and General Counsel